As filed with the Securities and Exchange Commission on June 16, 2022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or 12(g) of the
Securities Exchange Act of 1934

Oxford Lane Capital Corp.
(Exact name of registrant as specified in its charter)

Maryland	27-2859071
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8 Sound Shore Drive, Suite 255 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Term Preferred Shares, 7.125% Series 2029, $0.01 par value per share	The NASDAQ Stock Market LLC

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this Form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-236574

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant's Securities to be Registered.

This Form 8-A is being filed in connection with the offering of Term Preferred Shares, 7.125% Series 2029, par value $0.01 per share (the “Preferred Stock”), by Oxford Lane Capital Corp., a Maryland corporation (the “Registrant”). The Preferred Stock is expected to be listed on the NASDAQ Global Select Market and to trade thereon within 30 days of June 16, 2022, under the trading symbol “OXLCN”.

The description of the Preferred Stock is incorporated herein by reference to the information under the caption “Description of the 7.125% Series 2029 Term Preferred Stock” in the Registrant’s prospectus supplement dated June 9, 2022, as filed with the Securities and Exchange Commission on June 10, 2022 (the “Prospectus Supplement”) pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended. The Prospectus Supplement supplements the prospectus contained in the Registrant’s registration statement on Form N-2 (File Nos. 333-236574 and 811-22432), which was declared effective by the Securities and Exchange Commission on June 1, 2020.

Item 2.	Exhibits.

3.1	Articles of Amendment and Restatement of Oxford Lane Capital Corp. (incorporated by reference to Exhibit (a) to Pre-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-167803 and 811-22432) filed on November 30, 2010).

3.2	Amendment to the Articles of Amendment Increasing Authorized Shares, dated January 31, 2020 (incorporated by reference to Exhibit (a)(2) to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-225462) filed on February 7, 2020).

3.3	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 99.77Q(1)(a) to the Registrant’s annual report on Form NSAR-A (File No. 811-22432) filed on November 9, 2017).

3.4	Articles Supplementary Establishing and Fixing the Rights and Preferences of the Term Preferred Shares, including Appendix A thereto relating to the Term Preferred Shares, 6.00% Series 2029, Appendix B thereto relating to the Term Preferred Shares, 6.25% Series 2027, Appendix C thereto relating to the Term Preferred Shares, 6.75% Series 2024, and Appendix D thereto relating to the Term Preferred Shares, 7.125% Series 2029 (incorporated by reference to Exhibit a.3 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-2 (File No. 333-236574), filed on June 16, 2022).

4.1	Specimen 6.75% Series 2024 Term Preferred Stock Certificate (incorporated by reference to Exhibit (d)(5) to Post-Effective Amendment No. 8 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-205405) filed on June 7, 2017).

4.2	Specimen 6.25% Series 2027 Term Preferred Stock Certificate (incorporated by reference to Exhibit (d)(5) to Post-Effective Amendment No. 7 to the Registrant’s Registration Statement on Form N-2 (File Nos. 333-225462) filed on February 7, 2020).

4.3	Specimen 6.00% Series 2029 Term Preferred Stock Certificate (incorporated by reference to Exhibit (d)(9) to Post-Effective Amendment No. 2 to the Registrant’s Registration Statement on Form N-2 (File No. 333-236574), filed on August 17, 2021).

4.4	Specimen 7.125% Series 2029 Term Preferred Stock Certificate (incorporated by reference to Exhibit d.11 to Post-Effective Amendment No. 4 to the Registrant’s Registration Statement on Form N-2 (File No. 333-236574), filed on June 16, 2022).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:	June 16, 2022

OXFORD LANE CAPITAL CORP.

By:	/s/ Saul B. Rosenthal
	Name:	Saul B. Rosenthal
	Title:	President